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(BW)(NJ-WIRELESS-TELECOM)(WTT)(BOON) WTT Finalizes Acquisition Of Boonton
Electronics Corporation


    Business Editors

    PARAMUS, N.J--(BUSINESS WIRE)--July 10, 2000--Wireless Telecom Group, Inc. (AMEX Symbol: WTT) and Boonton Electronics Corporation (OTC Bulletin Board:
BOON) announced today that WTT has completed the acquisition of Boonton Electronics Corporation resulting in the merger of Boonton into a wholly owned subsidiary of WTT.

    Edward Garcia, President and CEO of WTT said, "This acquisition effectively doubles our revenue base and more importantly increases the Company's technical capabilities, which will be instrumental in future product developments. Boonton Electronics' diverse product line coupled with WTT's current portfolio will expand our market presence and should provide us with enhanced opportunities for growth. We feel that this acquisition is a great opportunity to significantly expand our business in related industries."

    Boonton Electronics is a leader in the manufacture of test equipment dedicated to measuring power of RF and Microwave systems used in multiple telecommunication markets.

    Wireless Telecom Group, Inc. is a global provider of noise generation equipment in the telecommunications field.

    Except for historical information, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1999 and Forms 10-Q for 2000.

    --30--jtp/ny*

    CONTACT: Wireless Telecom Group, Inc.
             Reed DuBow, 201/261-8797

    KEYWORD: NEW JERSEY
    INDUSTRY KEYWORD: COMPUTERS/ELECTRONICS HARDWARE SOFTWARE
TELECOMMUNICATIONS MERGERS/ACQ

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